Exhibit 99.1

Innovus Pharmaceuticals Reports Preliminary Q2 2018 Sales Revenue
of $6.6 million to $6.8 million

Preliminary Quarterly Revenue Increase of 47-51% and Comparable 2017 Second Quarter Increase of 330-340% and Fiscal Year 2018 Net Revenue Annual Guidance Adjusted Upwards to at Least $22 Million

SAN DIEGO, July 17, 2018 – Innovus Pharmaceuticals, Inc., (“Innovus Pharma”) (OTCQB: INNV), today announced preliminary second quarter 2018 net revenue is estimated to be between $6.6 million to $6.8 million or an approximate 47-51% increase from the first quarter of 2018 and an approximate increase of 330-340% from the second quarter of 2017. Innovus Pharma's second quarter 2018 anticipated revenue results are preliminary and based on the most current information available and are subject to completion of the condensed consolidated financial statements for the second quarter of 2018, which are to be filed with the SEC no later than August 14, 2018.

“We are seeing exceptional growth in our sales channels, additional markets and product pipeline which now stands at 32 products in the United States and overall net revenue growth during 2018 with our estimated second quarter net revenue of between $6.6 million to $6.8 million. Because of our continued strong growth, we have adjusted our 2018 annual revenue guidance from $18 million to at least $22 million. We believe our revenue growth into 2018 highlights the continued strength of our ability to sell multiple products and increase the sales channels through our Beyond Human™ sales and marketing platform, direct mailing, e-commerce sites and other sales channels,” stated Bassam Damaj, President and Chief Executive Officer of Innovus Pharma. “We also continue to work hard towards our goal of profitability.”

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging OTC consumer goods and specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine and consumer care products to improve men’s and women’s health and vitality and respiratory diseases. Innovus Pharma delivers innovative and uniquely presented and packaged health solutions through its (a) OTC medicines and consumer and health products, which we market directly, (b) commercial partners to primary care physicians, urologists, gynecologists and therapists, and (c) directly to consumers through our on-line channels, retailers and wholesalers. The Company is dedicated to being a leader in developing and marketing new OTC and branded Abbreviated New Drug Application (“ANDA”) products. The Company is actively pursuing opportunities where existing prescription drugs have recently, or are expected to, change from prescription (or Rx) to OTC.

For more information, go to www.innovuspharma.com; www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.urivarx.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com; www.recalmax.com; www.prostagorx.com; www.fluticare.com; www.allervarx.com; and www.apeaz.com.
* Population data for Florida and Texas gathered from the 2010 Census Brief from the United States Census Bureau.

Innovus Pharma’s Forward-Looking Safe Harbor

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its financial results, projected revenues, projected online subscribers and other customers, estimated markets for its products, and statements about achieving its other corporate and business development, growth, commercialization, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent filing on Form S-1, annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.
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For more information, please contact:

Randy Berholtz
Innovus Pharma Investor Relations
Tel: +1 858 249 7865
ir@innovuspharma.com